Exhibit 12.1


                                                    CFP Group, Inc.
                                            Earnings to Fixed Charge Ratio
                                                                                Six Months
                                                                                   Ended               Year Ended
                                              Year Ended September 30,           March 31,              March 31,
                                        1994           1995          1996           1997          1998           1999
                                        ----           ----          ----           ----          ----           ----

(Loss) Earnings Before Tax              $1,713        $2,343       $(1,562)      $(3,902)       $(5,498)       $(3,557)
                                 --------------------------------------------------------------------------------------

Plus: Fixed Charges

    Interest Expense                     2,443         2,632          3,232         4,681         17,236         17,275

    1/3 of Rent Expense                    217           206            206           148            406            372
                                 --------------------------------------------------------------------------------------

Total Fixed Charges                      2,660         2,838          3,438         4,829         17,642         17,647
                                 --------------------------------------------------------------------------------------

Earnings                                 4,373         5,181          1,876           927         12,144         14,090
                                 --------------------------------------------------------------------------------------

Ratio                                     1.64          1.83              -             -              -              -

Deficiency                                                          (1,562)       (3,902)        (5,498)        (3,557)

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